Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.

Registration Statement (Form S-8 No. 333-233452) pertaining to the 2016 Stock Incentive Plan, as amended, 2019 Stock Incentive Plan, and 2019 Employee Stock Purchase Plan of Fulcrum Therapeutics, Inc.,

2.	Registration Statement (Form S-8 No. 333-236910) pertaining to the 2019 Stock Incentive Plan and 2019 Employee Stock Purchase Plan of Fulcrum Therapeutics, Inc.,
3.	Registration Statement (Form S-1 No. 333-239353) and related Prospectus of Fulcrum Therapeutics, Inc.; and,
4.	Registration Statement (Form S-3 No. 333-244136) and related Prospectus of Fulcrum Therapeutics, Inc.;

of our report dated March 4, 2021, with respect to the consolidated financial statements of Fulcrum Therapeutics, Inc. included in this Annual Report (Form 10-K) of Fulcrum Therapeutics, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 4, 2021